                                                                    Exhibit 10.5


                                 LEASE AGREEMENT

                                     Between

                          RAD DATA COMMUNICATIONS, INC.

                                   "Landlord"


                                      -and-

                                 RADVISION, INC.

                                    "Tenant"



                               575 Corporate Drive
                            Mahwah, New Jersey 07430

                                TABLE OF CONTENTS

ARTICLE NO.                            DESCRIPTION                                                PAGE
----------                             -----------                                                ----
                                   Basic Lease Provisions

I            Demised Premises                                                                     7
II           Term                                                                                 7
III          Rent                                                                                 8
IV           Use and Occupancy                                                                    9
V            Alterations or Improvements by Tenant                                                10
VI           Maintenance                                                                          11
VII          Compliance with Laws, Indemnity and Insurance                                        12
VIII         Subordination and Estoppel                                                           13
IX           Destruction - Fire or Other Casualty                                                 14
X            Mutual Waiver of Subrogation                                                         14
XI           Condemnation and Other Proceedings                                                   15
XII          Assignment and Subletting                                                            16
XIII         Surrender                                                                            18
XIV          Holding Over                                                                         18
XV           Landlord's Right of Entry                                                            19
XVI          Default                                                                              19
XVII         Landlord's Rights Upon Tenant's Default                                              20
XVIII        Landlord's Remedies Cumulative: Expenses                                             21
XIX          No Waiver                                                                            22
XX           Landlord's Reserved Rights                                                           23
XXI          Landlord's Liability                                                                 23
XXII         Tenant's Liability                                                                   24
XXIII        Tenant's Insurance                                                                   25
XXIV         Mechanic's Liens                                                                     26
XXV          Quiet Enjoyment                                                                      26
XXVI         Relocation of Tenant                                                                 26
XXVII        Landlord's Services                                                                  27
XXVIII       Additional Rent                                                                      28
XXIX         Personal Property Taxes                                                              29
XXX          Security Deposit                                                                     30
XXXI         Use of Security Deposit                                                              30
XXXII        Definition of Landlord                                                               30
XXXIII       Notices                                                                              31
XXXIV        Signs                                                                                31
XXXV         Notice of Defects and Accidents                                                      31
XXXVI        Rules and Regulations                                                                32
XXXVII       Directory                                                                            32
XXXVIII      Hazardous Materials and Compliance
                          with Environmental Laws                                                 32
XXXIX        Miscellaneous                                                                        34

EXHIBITS   EXHIBIT A:    The Premises                                                             41
           EXHIBIT B:    Landlord's Work
                         in the Premises                                                          42
           EXHIBIT C:    Rules and Regulations                                                    43

                             BASIC LEASE PROVISIONS

                                     of the

                                 LEASE AGREEMENT

                                     between

                   RAD DATA COMMUNICATIONS, INC., as Landlord,

                                       and

                           RADVISION, INC., as Tenant.

The following basic terms of the Lease (hereinafter referred to as the "Basic Lease Provisions") between Landlord and Tenant are an integral part of and are incorporated by reference into the within Lease:

A. The "Building":          575 Corporate Drive, Mahwah, New Jersey 07430
                            comprising approximately 144,570 rentable square feet. The foregoing land and building shall sometimes be referred to herein as the "Real Property".

B. The "Premises":          (1) The Premises is known as Suite 420 in Lobby 4
                            and is depicted on the Floor Plan attached hereto as Exhibit "A" and consists of approximately
                            2,148 rentable square feet.

C. The "Term":              (1) The Term of this Lease shall be five (5) years
                            beginning on May 12, 1997 (the Commencement Date") and ending May 11, 2002 (the "Expiration Date").

D. The "Basic Rent":        (1) Annual Base Rent: $21,480 Net
                            (2) Monthly Installments of Base Rent: $1,790 Net plus Tenant utilities and other pass throughs, as set f'orth in the Lease.

E. Tenant's Proportionate Share:        1.49%

F. The Security Deposit:                NONE

G.  Broker(s):                          NONE

H.  Addresses for Notice
    and Payments:            (1) Landlord:

                             RAD Data Communications, Inc.
                             900 Corporate Drive
                             Mahwah, New Jersey 07430
                             ATTN: Comptroller
                             cc: Real Estate Management Co.
                             155 North Dean Street
                             Englewood, NJ 07631

                             Donald N. Render, Esq.
                             10 S. Franklin Turnpike
                             Suite 205, P.O. Box 630
                             Ramsey, NJ 01446

                             (2) Tenant:

                             RADVISION, INC.
                             575 Corporate Drive
                             Mahwah, New Jersey 07430

                             (3) Checks Payable to:

                             R.E. Mgt Co. - 575 Special

                             Mail Payments to:

                             Real Estate Management Company
                             155 North Dean Street
                             Englewood, NJ 07631

I. Use:

                SIC Number:  ________

J. Landlord's Work:           As set forth on Exhibit "B" attached hereto. The
                              work shall specifically  including the following:

                                As Delivered.

                              All of Landlord's Work shall commence upon the execution of this Lease and shall diligently proceed to completion. Said Landlord's Work shall be performed in accordance with all applicable local, state and Federal building laws, regulations and standards. Landlord shall procure at its sole cost and expense all necessary permits to commence and to complete the Landlord's Work.

K. Cleaning:                  Tenant shall be responsible for  cleaning its own
                              premises

L. Parking:                   Seven (7) Parking Spaces

M. Net Lease
   Additional Rent:           The Base Rent shown above shall be net-net; the
                              Tenant will be required to pay 1.49% of all Real
                              Estate Taxes (as defined in Article 28.2 herein), together with 1.49% of the Landlord's Operating
                              Costs (as defined in Article 28.4 herein). Such payments shall be made monthly by Tenant with the Base Rent, as billed by the Landlord and as more particularly set forth in the Lease. In addition, the Tenant will be required to pay its Tenant
                              Electric and Gas at a rate of $1.25 per rentable square foot, which is $2,685 per annum, subject to revisions based on a survey of usage or gross amount negotiated by Landlord and Tenant.


Approved by Landlord:                       Approved by Tenant:

RAD Data Communications, Inc.               RADVISION, Inc.



By:                                          By:
   -----------------------------                -------------------------------

 THIS AGREEMENT OF LEASE (this "Lease") dated as of May 12, 1997, between RAD Data Communications, Inc., a New Jersey Corporation, (hereinafter referred to as "Landlord"), and RADVISION, Inc. (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE I
                                Demised Premises

      1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term and upon the terms, conditions, covenants and agreements hereinafter provided, the Premises. The Premises consist of space which: (i) is located on the floor or floors of the Building as is specified in Item B(1) of the Basic Lease Provisions, (ii) is located in one or more areas or parts of each such floor, and (iii) is bounded by the proposed or existing demising walls therefor, the approximate locations of such demising walls and space being marked in color or crosshatched and shown on the diagram(s) of the floor plan for each such floor, such diagram(s) being attached to this Lease as Exhibit A and made a part hereof. The Premises is to be known and called by the Suite Number or Numbers specified in Item B(1) of the Basic Lease Provisions. The appropriate number of rentable square feet contained in the Premises, as determined by Landlord, for identification purposes only, is specified in Item B(1) of the Basic Lease Provisions (the "Rentable Area"). The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building, but includes no other rights not specifically set forth herein. Landlord shall finish the Premises as set forth in Exhibit B attached hereto and made a part hereof. It is understood and agreed that Landlord will not make and is under no obligation to make, any alterations, decorations, additions or improvements in or to the Premises, structural or otherwise, except as set forth in Exhibit B. Landlord agrees to deliver possession of the Premises to Tenant and Tenant agrees to accept the same from Landlord, upon written notice from Landlord to Tenant, that Landlord's work in the Premises described in Exhibit B has been substantially completed.


                                   ARTICLE II
                                      Term

      2.1 The Premises are leased for the period of years and months as specified in Item C of the Basic Lease Provisions to commence at 12:01 A.M. on the Commencement Date and to end at 11:59 P.M. on the Expiration Date unless the Term shall sooner terminate pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

      2.2 Notwithstanding anything in 2.1 to the contrary, if, on or prior to the Commencement Date of the Term, the premises are not ready for occupancy, this Lease shall nevertheless continue in full force and effect and Tenant shall have no right to rescind, cancel or terminate same nor shall Landlord be liable for damages, if any, sustained by Tenant by reason of inability to obtain possession thereof on such date. In such event, Landlord shall give to Tenant, written notice at least fifteen (15) days in advance of the date when Landlord expects the Premises to be ready for occupancy by Tenant which date shall then become the revised Commencement Date. The Term shall end on the revised Expiration Date, which date shall be the same number of days after the revised Commencement Date as it was after the original Commencement Date, unless sooner terminated pursuant to any of the terms, covenants or conditions of this Lease or pursuant to law.

      2.3 Then Tenant takes possession of the premises, Tenant shall be deemed to have accepted the premises as being satisfactory and in good condition as of the date of such possession.

                                   ARTICLE III
                                      Rent

      3.1 Tenant covenants and agrees to pay to Landlord as rent for and during the Term hereof the annual sum as specified in Item D(1) of the Basic Lease Provisions as Basic Rent.

      3.2 Basic Rent and any Additional Rent payable pursuant to the provisions of this Lease shall be payable by Tenant to Landlord with payment made to Real Estate Management Company and sent to 155 Dean Street, Englewood, NJ 07631 (or at such other place as Landlord may designate in a notice to Tenant) in lawful money of the United States without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided in this Lease for the convenience of Tenant. Basic Rent shall be payable in equal monthly installments in the amount of $1,790.00, in advance, on the first (1st) day of each month during the Term. The installment of Basic Rent for the first (1st) full calendar month of the Term, is due and payable by Tenant to Landlord at the time of the execution and delivery of this Lease. In the event that the Commencement Date shall occur on a date other than the first (1st) day of any calendar month, Tenant shall pay to Landlord on the first (1st) day of the month next succeeding the month during which the Commencement Date shall occur, a sum equal to $1,790.00, divided by thirty (30) then multiplied by the number of calendar days in the period from the commencement Date to the last day of the month in which the Commencement Date shall occur, both inclusive. Such payment, together with the sum paid by Tenant upon execution of this Lease, shall constitute payment of the Basic Rent for the period from the Commencement Date to and including the last day of the next succeeding calendar month.

      3.3. Tenant covenants to pay Basic Rent and any Additional Rent payable pursuant to the provisions of this Lease and to observe and perform and to permit no violation of the terms, covenants and conditions of this Lease on Tenant's part.

                                   ARTICLE IV
                                Use and Occupancy

      4.1 Tenant shall use and occupy the Premises solely for general office use and only in accordance with the uses permitted under applicable zoning and other municipal regulations. Without the prior written consent of Landlord, the Premises shall not be used for any other purpose, or for any purpose that will constitute a nuisance or unreasonable annoyance to Landlord or other tenants of the Building and shall comply with all present and future laws, ordinances, regulations, and orders of the United States of America, the jurisdiction in which the Building is located, and any other public or quasi-public authority having jurisdiction over the Premises. It is expressly understood that if any law, ordinance, regulation or order requires an occupancy permit for the Premises, Landlord shall obtain such permit at Landlord's own expense (that is to say, Landlord will pay the cost of the application for the issuance of the Certificate of Occupancy).

      4.2 Landlord has adopted a policy prohibiting smoking within the Entire Premises. Tenant hereby acknowledges that Tenant, Tenant's employees, agents and invitees are not permitted to smoke anywhere within the Premises or Entire Premises.

      4.3 In addition to the parking spaces provided to Tenant under paragraph L as set forth in the Basic Lease Provisions, supra, Tenant shall have the right to the non-exclusive use of the parking lot on the Real Property (as defined in paragraph 5.1) for all employees and visitors. The same right has been or will be given to all other tenants in the Building, and to their respective employees, agents, customers and invitees and to other persons, and it does not entitle Tenant or other tenants to any particular assigned spaces in the parking lot. Tenant covenants and agrees to comply with all reasonable rules and regulations which Landlord may hereafter from time to time or at any time make pursuant to the terms of Article XXXVI to assure exclusive use of designated parking spaces on the Real Property by permitted users. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at owner's expense any vehicles not parked in compliance with these rules and regulations. Landlord shall not be responsible to Tenant for the non-compliance or breach by any other tenant of said rules and regulations, provided, however, Landlord agrees to use reasonable efforts to enforce such rules and regulations uniformly.

                                    ARTICLE V
                      Alterations or Improvements by Tenant

      5.1 Tenant shall make no changes in or to the Premises of any nature without Landlord's prior written consent not to be unreasonably withheld or delayed, except that Tenant may make immaterial and decorative changes to the Premises without the Landlord's prior written consent. Subject to the prior written consent of Landlord, Tenant, at Tenant's sole expense, may hire contractors approved by Landlord to make alterations, installations, additions or improvements in or to the Premises (collectively hereinafter referred to as the "Alterations") which are non-structural and which do not affect utility services, plumbing or electrical lines in or to the Premises or the Building. The Alterations shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless Tenant by written notice to Landlord no later than thirty (30) days prior to the Expiration Date requests Landlord's consent to remove same. If Landlord so consents the Alterations shall be removed from the Premises by Tenant prior to the Expiration Date at Tenant's sole expense. Nothing in this Article V shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the Premises or upon removal of any other installation as may be permitted by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to the Alterations. Tenant shall repair any damage to the Premises, the Building, or the real property on which the Building is located (hereinafter collectively referred to as the "Real Property") incurred during such removal. All property permitted or required to be removed by Tenant at the Expiration Date or sooner termination of the Term which remains on the Premises after the Expiration Date or sooner termination of the Term shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense. If Tenant does not repair or restore said damage Landlord is entitled to deduct said cost and expense from Tenant's security deposit.

      5.2 Prior to the commencement of the Alterations, Tenant shall at its sole expense, obtain all required permits, approvals and certificates required by all Governmental Authorities and upon completion of the Alterations, certificates of final approval thereof. Tenant shall deliver duplicates of same to Landlord promptly upon their receipt. Tenant shall carry and will cause Tenant's contractors and subcontractors to carry such worker's compensation, general liability, personal and property damage insurance as required by law and in amounts no less than the amounts set forth in Article XXIII hereof.

      5.3 As a condition precedent to the written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanics' and materialmen's liens upon the Real Property or a part, for all work, labor and services to be performed, and materials to be furnished, by them in connection with such work, signed by all contractors, subcontractors, materialmen and laborers to be involved in such work. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Real Property, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant, such lien shall be discharged by Tenant within ten
(10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge the same and treat the cost thereof as Additional Rent payable with the monthly installment of rent next becoming due; it being hereby expressly covenanted and agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. It is understood and agreed by Landlord and Tenant that any alterations, decorations, additions or improvements shall be constructed on behalf of Tenant and that in the event Landlord gives its written consent to Tenant's making any such alterations, decorations, additions or improvements, such written consent shall not be deemed to be an agreement or consent by Landlord to subject Landlord's interest in the Premises, the Building or the Real Property to any mechanic's or materialmen's liens which may be filed in respect to any such work done by or on behalf of Tenant.

      5.4 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims or damages to person or property which arise directly or indirectly by reason of the Alterations, structural or otherwise, made by Tenant without the prior written consent of Landlord. Landlord shall have the right to remove same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal and subsequent restoration of the Premises to the original condition.

      5.5 In any case where Landlord's consent is required pursuant to this
Article V, such consent shall not be unreasonably withheld or delayed.

                                   ARTICLE VI
                                   Maintenance

      6.1 Tenant shall take good care of the Premises throughout the Term and preserve same in the condition delivered to Tenant on the Commencement Date, normal wear and tear and damage by fire or other casualty not caused by Tenant, excepted. Tenant further agrees not to injure, overload, deface or commit waste of the Premises. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment and HVAC equipment, caused by Tenant or by anyone using or occupying the Premises by, through or under Tenant. Landlord shall repair the same and Tenant shall pay the costs incurred therefor to Landlord immediately upon demand plus a ten (10%) management fee. If the Premises become infested with vermin, Tenant shall, at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such exterminators as shall be approved by Landlord (except if resulting from Landlord or other tenants, in which case Landlord shall be liable for the cost thereof).

      6.2 Landlord will operate, maintain and repair the "Common Facilities" which may be provided pursuant to this Article.

      6.3 For the purposes of this Lease, "Common Facilities" shall mean facilities which may be provided by the Landlord in the Building or Real Property for the general common use or benefit to Tenant or other tenants, including, without limitation, all parking areas, access roads, employee parking areas, driveways, pedestrian sidewalks, hallways for some or all Tenants, reception areas for some or all Tenants and ramps, landscaped and planted areas, walls, retaining walls, foundation, roof, stairways, fire escapes, lighting facilities, comfort stations and other similar areas and improvements. The Common Facilities shall at all times be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify and enforce reasonable rules and regulations with respect to the Common Facilities; to change the areas, locations and arrangements of parking areas and other Common Facilities; to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the parking areas and other Common Facilities.

      6.4 Landlord reserves the right in its sole discretion, to change, rearrange, alter, modify, reduce or supplement any or all of the Common Facilities so long as adequate facilities are made available to the Tenant.

                                   ARTICLE VII
                  Compliance with Laws, Indemnity and Insurance

      7.1 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost o f fire or public liability insurance on the Real Property, or invalidate or conflict with the fire insurance or public liability insurance policies covering the Real Property, the Building, fixtures or any personal property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules or regulations of any Governmental Authority. Tenant hereby indemnifies and shall hold Landlord harmless of and from all liability for injury to persons or damage occurring on the Premises or in the Building or on the Real Property occasioned by any act or omission of Tenant, or Tenant's agents, servants, employees, invitees or licensees excluding Landlord's gross negligence or willful misconduct. Tenant agrees that any increase in fire and casualty insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence, carelessness or willful action of Tenant, Tenant's agents, servants, employees, invitees or licensees, shall be reimbursed to Landlord with ten (10) days of demand therefor. Landlord shall have all the rights and remedies for the collection of same as are conferred upon Landlord for the collection of Basic Rent provided to be paid pursuant to the terms hereof,

                                  ARTICLE VIII
                           Subordination and Estoppel

      8.1 Tenant agrees that this Lease is subject and subordinate to all ground or underlying leases and to the lien of any mortgages or deeds of trust now on or which at any time in the future that may be made a lien upon the Real Property, and to all advances made or hereafter to be made upon the security thereof. This subordination provision shall be self-operative and no further instrument of subordination shall be required, provided, however, that Tenant agrees to execute and deliver within five (5) business days, upon request, such further instrument or instruments confirming this subordination as shall be desired by Landlord or by any mortgagee or proposed mortgagee of the Real Property; and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument or instruments. Tenant further agrees that at the option of the holder of any mortgage or of the trustee under any deed of trust securing the Real Property, this Lease may be made superior to said mortgage or deed of trust by the insertion therein of a declaration that this Lease is superior. Landlord shall make its best efforts to procure from any future Mortgagee, a Non-Disturbance Agreement which shall comprise the Mortgagee's recognition of Tenant's peaceful possession of the subject premises pursuant to the terms of this Lease, so long as the Tenant is not in default under the Lease provisions.

      8.2 Tenant agrees at any time and from time to time upon not less than five (5) business days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified) and stating the modifications, that there are no offsets, defenses, defaults, or counterclaims under this Lease or against Landlord, the dates to which the Basic Rent and Additional Rent have been paid in advance, if any, it being intended that any such statement delivered pursuant to this paragraph 8.2 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property.

                                   ARTICLE IX
                      Destruction - Fire or Other Casualty

      9.1 If the Premises or the Building shall be damaged by fire or other casualty; (i) except as otherwise provided in subsection (ii) hereof, the damage shall be repaired by and at the expense of Landlord and until such repairs shall be made the Basic Rent and Additional Rent shall be equitably abated according to the part of the Premises which is usable by Tenant. Landlord agrees, at its expense, to repair promptly any damage to the Premises, except that Tenant agrees to repair or replace its own furniture, furnishings and equipment. No penalty shall accrue due to a delay caused by strike, lockout, act of God, inability to obtain labor or materials, governmental restrictions, enemy actions, civil commotion, fire, unawardable casualty or any other cause similar or dissimilar beyond the reasonable control of either Landlord or Tenant or due to the passing of time while waiting for an adjustment of insurance proceeds (hereinafter referred to as an "Excusable Delay"); (ii) If the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, or if Landlord's architect certifies that it cannot be repaired within ninety
(90) days of the casualty or if Landlord shall decide not to restore or repair the same, or shall decide to demolish the Building, or not to rebuild the Building or the Premises, then Landlord shall, within ninety (90) days after such fire or other casualty, give Tenant a notice of such decision, and thereupon the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord; (iii) If Landlord fails to complete the repair and restoration of the Premises within one hundred twenty (120) days from the date of the casualty (subject to Excusable Delays) then Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within fifteen (15) days after the expiration of the aforesaid one hundred twenty (120) days period; (iv) Landlord agrees that it shall diligently pursue all repair and restoration work required on its part to be completed hereunder.

                                    ARTICLE X
                          Mutual Waiver of Subrogation

      10.1 Landlord hereby waives any and all rights of recovery against Tenant for or arising out of damage to or destruction of the Premises, the Building, or the Real

Property and any other property of Landlord from causes then insured under standard fire and extended coverage insurance policies or endorsements to the extent that its insurance policies then in effect permit such waiver, and Tenant hereby waives any and all rights of recovery against Landlord for or arising out of damage to or destruction of the Premises, the Building or the Real Property and any property of Tenant from causes then insured under standard fire and extended coverage insurance policies to the extent that its insurance policies then in effect permit such waiver. If at any time during the Term any insurance carrier which shall have issued a policy to either of the parties covering the Real Property, the Premises, the Building or any of the property of Tenant, shall refuse to consent to the waiver of the right of recovery with respect to any loss payable under such policy, or if such carrier shall consent to such waiver only upon the payment of an additional premium (unless such additional premium is voluntarily paid by one of the parties hereto) or shall cancel a consent previously given, or shall cancel or threaten to cancel any policy previously issued and then in full force and effect, then in any such event, the waiver in this paragraph 10.1 shall thereupon be of no further force and effect as to the loss, damage or destruction covered by such Policy except as hereinafter provided. If, however, at any time thereafter such consent shall be obtained therefor from any existing or any substitute insurance carrier, the waiver hereinabove provided for shall again become effective.

                                   ARTICLE XI
                       Condemnation and Other Proceedings

      11.1 If substantially all of the Premises shall be acquired or condemned by eminent domain proceedings, or by giving of a deed in lieu thereof, or shall be ordered demolished or unfit for present use by any governmental body, then and in that event, the Term shall cease and terminate from the date of title-vesting or final order pursuant to such proceeding or agreement. If a partial taking of the Premises or the Building shall be so ordered, acquired or condemned but Tenant is able to reasonably conduct its business at the Premises consistent with its Permitted Use as set forth in Article IV hereinabove, this Lease shall cease and terminate Landlord's option, and if such option is not exercised by Landlord, an equitable adjustment of the Basic Rent and Additional Rent payable by Tenant for the remaining useable portion of the Premises shall be made. In the event of a termination under this Article Xl, Tenant shall have no claim against Landlord for the value of any unexpired Term and Tenant shall have no claim against Landlord, other than for the adjustment of the Basic Rent and Additional Rent as hereinbefore mentioned, or be entitled to any portion of any amount that may be awarded as damages or paid as a result of such proceedings or as the result of any agreement made by any governmental authority with Landlord.

      11.2 Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it (if any) which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a condemnation court or other authority and must be separate and distinct from any award to Landlord for the Real Property and Building and shall not diminish any award of Landlord. For purposes of this paragraph 11.2, a substantial part of the Premises shall be considered to have been taken if Tenant is not reasonably able to conduct its business at the Premises consistent with its permitted use as set forth in
Article IV hereinabove or more than thirty percent (30%) of the Premises are unusable by Tenant as a direct result of such taking.

                                   ARTICLE XII
                            Assignment and Subletting

      12.1 Tenant for itself, its heirs, distributees, successors and assigns, expressly covenants that it shall not by operation of law or otherwise assign, mortgage or encumber this Lease, or any part thereof, or permit the premises to be used by others without the prior written consent of Landlord in each instance. Any attempt to do so by Tenant shall be void. The consent by Landlord to any assignment, mortgage, encumbrance, subletting or use of the Premises by others, shall not constitute a waiver of Landlord's right to withhold its consent to any other assignment, mortgage, encumbrance or use of the Premises by others. Without the prior written consent of Landlord, this Lease and the interest of Tenant therein or any assignee of Tenant therein, shall not pass by operation of law, and shall not be subject to garnishment or sale under execution in any suit or proceeding which nay be brought against or by Tenant or any assignee of Tenant.

      12.2 Landlord covenants and agrees that it will not unreasonably withhold its consent to Tenant's assigning or subletting all or a part of the Premises; provided, however, that Tenant shall not be in default under any of the terms, covenants, conditions, provisions and agreements of this Lease at the time of any notice or request for consent under the terms of this Article XII or at the effective date of such subletting or assigning.

      12.3 (a) If Tenant requests Landlord's consent to an assignment of this Lease or a subletting of all or any part of the Premises, Tenant shall submit to
Landlord:

       (1) the sum of one thousand dollars ($1,000.00) as a non refundable fee to process each such request;

       (2)  the name of the proposed assignee or subtenant;

       (3)  the terms of the proposed assignment or subletting;

       (4)  the nature of the proposed subtenant's or assignee's business; and

       (5) such information as to the proposed subtenant's or assignee's financial responsibility and general reputation as Landlord may reasonably require.

       (b) Upon the receipt of such request and information from Tenant, Landlord shall have the option, to be exercised in writing within thirty (30) days after such receipt, to either (1) cancel and terminate this Lease as of the date of the notice if the request is to assign this Lease or to sublet all of the Premises or, (2) if the request is to sublet a portion of the Premises only, to cancel and terminate this Lease with respect to such portion, as of the date set forth in Landlord's notice of exercise of such option; or (3) to grant said request.

       (c) In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises which is subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be canceled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by Tenant hereunder shall be reduced proportionately according to the ratio that the number of rentable square feet in the portion of space surrendered bears to the rentable square feet in the Premises.

       (d) In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, Tenant shall cause to be executed by its assignee or subtenant an agreement to perform faithfully and to assume and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease for the period covered by the assignment or sublease and to the extent of the space sublet or assigned. An executed copy of each sublease or assignment and assumption of performance by the sublessee or assignee, on Landlord's standard form, shall be delivered to Landlord within five (5) days prior to the commencement of occupancy set forth in such assignment or sublease. No such assignment or sublease shall be binding on Landlord until Landlord has received such copies as required herein.

       (e) In the event that Landlord shall consent to a sublease or assignment pursuant to the request from Tenant, and such agreement shall be executed and go into effect, and Tenant realizes a profit from such agreement, Tenant agrees to pay to Landlord 100% of said profit. Profit is defined as any amount in excess of amount that Tenant pays to Landlord as defined in Article III and Article XXVIII of this Lease, less the reasonable cost of subletting the space; i.e., brokerage, advertisement, etc.

      12.4 In no event shall any assignment or subletting to which Landlord may consent, release or relieve Tenant from its obligations to fully perform all of the terms, covenants and conditions of this Lease on its part to be performed.

                                  ARTICLE XIII
                                    Surrender

      13.1 Upon the Expiration Date or sooner termination of the Term, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as they were on the Commencement Date ordinary wear and tear, repairs and replacements by Landlord, loss by fire, casualty and other causes beyond Tenant's control, and alterations, additions and improvements permitted hereunder, excepted. Tenant's obligation to observe or perform this covenant shall survive the Expiration Date or prior expiration of the Term. If the Expiration Date falls on a Sunday or a legal holiday, this Lease shall expire at 12 noon on the business day first preceding said date.

                                   ARTICLE XIV
                                  Holding Over

         14.1 If Tenant holds possession of the Premises beyond the Expiration date or prior expiration of the Term, Tenant shall become a tenant from month-to-month at DOUBLE the Basic rent and Additional Rent payable hereunder and upon all other terms and conditions of this lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord or Tenant and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the premises beyond the Expiration Date or prior expiration of the Term, and Landlord, upon such Expiration date or prior expiration of the Term shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises and to all damages to which Landlord is entitled.

                                   ARTICLE XV
                            Landlord's Right of Entry

      15.1 Landlord and Landlord's agents and representatives upon reasonable prior notice to tenant shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours for the following purposes:

       (1)  examining the Premises;

       (2) making such repairs or alterations therein as may be necessary in landlord's sole judgment for the safety and preservation thereof;

       (3) erecting, maintaining, repairing or replacing wires, cables, conduits, vents or plumbing equipment running in, to or through the Premises; or

       (4) showing the Premises to prospective new tenants (only during the last year of the Term), purchasers or mortgagees.

      15.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

      15.3 Landlord, in exercising any of its rights under this Article XV, shall not be deemed guilty of an eviction, partial eviction or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same.

      15.4 All work performed by or on behalf of Landlord in or on the Premises pursuant to this Article XV shall be performed with as little inconvenience to Tenant's business as possible, and in such manner as not reasonably to interfere therewith.

                                   ARTICLE XVI
                                     Default

      16.1 Each of the following, whether occurring before or after the Commencement Date, shall be deemed a Default by Tenant and a breach of this
Lease:

     (a) the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act;

     (b) the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors;

     (c)   the making by Tenant of an assignment for the benefit of creditors;

     (d) the filing of a tax lien or a mechanics' lien against any property of Tenant;

     (e) Tenant's causing or permitting the Premises to be abandoned for a period in excess of ten (10) days;

     (f) failure by Tenant to pay Landlord when due Basic Rent, Additional Rent herein reserved, or any other sum by the time required by the terms of this Lease;

     (g) a failure by Tenant in the performance of any other term, covenant, agreement or condition of this Lease on the part of Tenant to be performed;

     (h)   a default by Tenant under any other lease or sublease with Landlord.

                                  ARTICLE XVII
                     Landlord's Rights Upon Tenant's Default

      17.1 Upon a Default by Tenant or any subtenant or assignee: (a) Landlord, upon failure of Tenant to cure a default within ten (10) days of the due date in the payment of Basic Rent, Additional Rent or any other sum of money due to Landlord hereunder on the day same was due (without notice thereof from Landlord) or to cure or diligently commence to cure any other Default within thirty (30) days after notice thereof from Landlord (provided same is cured within a reasonable time thereafter and without any delay), may immediately or at any time thereafter, without further notice to Tenant (i) enter upon the Premises as agent for Tenant, by legal entry, without terminating this Lease and do any and all acts as Landlord may deem necessary, proper or convenient to curing such Default, for the account of and at the expense of Tenant, and Tenant agrees to pay Landlord, upon demand, all damages and/or expenses incurred by Landlord in so doing: or (ii) terminate this Lease and Tenant's right to possession of the Premises and, with or without legal process, take possession of the Premises and remove Tenant, any occupant and any property therefrom, using such legal means, without being guilty of trespass and without relinquishing any rights of Landlord against Tenant.

      (b) Landlord shall be entitled to recover damages foam Tenant in an amount equal to the amount herein covenanted to be paid as Basic Rent and Additional Rent, together with: (i) all expenses of any proceedings (including but not limited to, Legal expenses and attorney's fees) which may be necessary in order for Landlord to recover possession of the Premises: and (ii) the expenses of re-renting the Premises including, but not limited to, any commissions paid to any real estate broker, advertising expenses and the costs of such alterations, repairs, replacements and decoration or redecoration as Landlord in ins sole judgement considers advisable and necessary for the purpose or re-renting the Premises; provided, however, that there shall be credited against the amount of such damages all amounts received by Landlord from such re-renting of the Premises. Landlord shall in no event be liable in any way whatsoever for failure to collect the rent thereof under such re-renting. However, Landlord shall be under no obligation to re-rent the Premises.

      17.2 No act or thing done by Landlord shall be deemed to be an acceptance of Tenant's surrender of the Premises, unless Landlord should execute a written agreement of surrender with Tenant. Tenant's liability hereunder shall not be terminated by the execution of a new lease of the Premises by Landlord. Tenant agrees to Pay to Landlord, upon demand, the amount of damages herein provided after the amount of such damages for any month shall have been ascertained; provided however, that any expenses incurred by Landlord shall be deemed to be a part of the damages for the month in which they were incurred. Separate actions may be maintained each month by Landlord against Tenant to recover the damages then due, without waiting until the end of the Term to determine the aggregate amount of such damages or Landlord, at its option, if the Premises have been re-let for a term extending at least as long as the remainder of the Term hereof, may hold Tenant in advance for the entire deficiency to be realized during the term of the re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of the eviction of Tenant or Tenant being dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation by Tenant of any of the covenants or conditions of this Lease.

      17.3 Landlord may retain, as partial liquidated damages, any Basic Rent, Additional Rent, Security Deposit or monies received from Tenant or others on behalf of Tenant.

      17.4 Landlord shall have the right, as agent for Tenant, to take possession of any furniture or fixtures of tenant found upon the Premises after taking possession of same pursuant to this Article XVII and sell the same at any private or public sale and apply the proceeds to any amount due Landlord. Tenant waives any notice of execution or levy in connection therewith.

                                  ARTICLE XVIII
                    Landlord's Remedies Cumulative: Expenses

      18.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based herein, this Lease shall be construed to be a divisible contract, to the end that successive actions may be maintained on this Lease as successive periodic sums which mature hereunder.

      18.2 Tenant shall pay, upon demand, all of the Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder.

      18.3 If Tenant fails to pay an installment of Basic Rent, Additional Rent or any other sum due and payable to Landlord on or before the fifth day of the calendar month following the date when such installment becomes due and payable, Tenant shall pay to Landlord a late charge (to cover Landlord's administrative and overhead expenses of processing late payments) equal to six percent (6%) of the amount of such installment and, in addition, if the payment is not received within thirty (30) days of the due date than, such unpaid installment shall bear interest at the rate per annum which is two percent (2%) greater than the "prime rate" then in effect (or if such prime rate is not available, a replacement rate designated by Landlord) from the date such installment became due and payable to the date of payment thereof by Tenant; provided, however, that nothing herein contained shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Such late charge and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Basic Rent.

                                   ARTICLE XIX
                                    No Waiver

      19.1 No waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any succeeding breach thereof, or a waiver of any breach of any of the terms, covenants, agreements and conditions herein contained.

      19.2 No employee of Landlord or of Landlord's representatives or agents shall have any authority to accept the keys of the Premises prior to the Expiration date and the delivery of keys to any employees of Landlord or Landlord's representatives or agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

      19.3 The receipt by Landlord of the Basic Rent and Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or any letter or other instrument accompanying any check or payment as Basic rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or pursue any other remedy provided in this Lease.

      19.4 The failure of Landlord to enforce any of the Rules or Regulations as may be set by Landlord from time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation.

                                   ARTICLE XX
                           Landlord's Reserved Rights

      20.1 (a) Landlord reserves the following rights: (i) If during the last ninety (90) days of the Term, Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy and, (ii) To have pass keys to the Premises.

         (b) Landlord may exercise either of the foregoing rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant.

                                   ARTICLE XXI
                              Landlord's Liability

      21.1 Except for Landlord's gross negligence or willful misconduct, Landlord or its agents or representatives shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the Building or from the pipes, appliances, plumbing, or the roof, street, subsurface or from any other place or by dampness or by any other cause of nature whatsoever; or resulting from the carelessness, negligence or improper conduct on the part of any other tenant or of Landlord's contractors or its or any other tenant's agents, employees, guests, licensees, invitees, subtenant's assignees or successors.

      21.2 Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the Real Property and the Building of which the Premises form a part for the collection of any judgement (or other judicial process) requiring the payment of money by Landlord for any default or breach by Landlord of any of its obligations under this Lease, subject, however, to the prior rights of any ground or underlying landlord or the holder of any mortgage covering the Real Property or the Building or of Landlord's interest therein. No other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claim. This provision shall not be deemed, construed or interpreted to be or constitute an agreement, express or implied, between Landlord and Tenant that Landlord's interest hereunder and in the Real Property or the Building shall be subject to impressment of an equitable lien otherwise. Nothing herein contained shall be construed to limit any right of injunction against Landlord, where appropriate.

      21.3 Landlord shall not be deemed in default with respect to the failure to perform any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if such failure is due in whole or in part to any strike, lockout, labor dispute (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees, guests or invitees), acts of other tenants or occupants of the Building or any other cause beyond the reasonable control of Landlord. In such event, the time for performance by Landlord shall be extended by an amount of time equal to the period of the delay so caused. Landlord shall use best efforts to restore as quickly as possible.

                                  ARTICLE XXII
                               Tenant's Liability

      22.1 Tenant shall reimburse Landlord for all expenses, damages or fines, incurred or suffered by Landlord by reason of any breach, violation or non-performance by Tenant, its agents, servants, employees, invitees or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees and licensees in the use or occupancy of the Premises. Any such expense shall be deemed Additional Rent, due in the next calendar month after it is incurred.

                                  ARTICLE XXIII
                               Tenant's Insurance

      23.1 (a) Notwithstanding Article XXII, Tenant covenants to provide on or before the Commencement Date for the benefit of Landlord, Landlord's mortgagee, Landlord's Managing Agent and Tenant a comprehensive policy of liability insurance and/or Certificate of Insurance protecting Landlord, Landlord's mortgagee, and Landlord's Managing Agent and Tenant against any liability whatsoever occasioned by accident on the Premises or in the common areas of the Building, including the parking areas or any appurtenances thereto. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey, which shall be rated grade A or better in Best's with a rating therein of 12 or better and the limits of liability thereunder shall be in at least the following minimum amounts:

A.    Workmen's Compensation                            Statutory.

B.    Employers Liability                               Not less than $100,000
C.    Broad Form Comprehensive                          Not less than $2,000,000
      General Liability Insurance                       combined single limit
      including Contractual                             for both bodily injury
      Liability, Broad Form                             and property damage
      Property Damage, Personal
      Injury, Completed Operations,
      Products Liability, Fire Damage

Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any.

      (b) Fire and Extended Coverage, Vandalism, Malicious Mischief and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade fixtures, furnishings, equipment in the Premises and all contents therein. Landlord shall not be liable for any damage to such property of Tenant by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such Coverage is in effect), no matter how caused, it being understood that the Tenant will look solely to its insurer for reimbursement.

      23.2 Prior to the time such insurance is first required by this Article XXIII to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, provided said certificate contains an endorsement that such insurance may not be canceled except upon thirty (30) days' notice to Landlord, together with evidence of payment for the policy.

      23.3 Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing company at least thirty (30) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefor, Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefor, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder due immediately for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Default.

      23.4 Landlord shall maintain fire and extended coverage on the Building and improvements at the property in amounts reasonably satisfactory to Landlord.

                                  ARTICLE XXIV
                                Mechanics' Liens

      24.1 Any mechanics' liens filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be bonded by Tenant within thirty (30) days after notice of filing at Tenant's expense.

                                   ARTICLE XXV
                                 Quiet Enjoyment

      25.1 Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold and enjoy the Premises, subject and subordinate to the rights set forth in Article VIII, free from any interference whatsoever by, from or through Landlord, provided, however, that no diminution or abatement of Basic Rent, Additional Rent or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs or improvements to the Premises or the Real Property, nor for any space taken to comply with any law, ordinance or order of any Governmental Authority, except as provided for herein.

                                  Article XXVI
                              Relocation of Tenant

      26.1 Landlord shall have the right, upon giving to Tenant thirty (30) days' prior written notice, to relocate Tenant by substituting for the Premises described herein other space in the Building containing approximately as much area as that contained in the Premises and by paying Tenant's reasonable moving and relocation expenses. Such substituted space shall be improved by Landlord, at its expense, with Tenant finished improvements comparable in quantity and quality to those made in the Premises. Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including the moving, door lettering and telephone relocation. In connection with such relocation, Landlord and Tenant shall amend this Lease to change the description of the Premises and any other matter which may pertain thereto.

                                  ARTICLE XXVII
                               Landlord's Services

      27.1 Landlord shall furnish to Tenant the services set forth in this Lease and the Rules and Regulations as services which are covered by the Basic Rent.

      27.2 Air heating and air cooling shall be furnished for the common areas only between the hours of 8:00 a.m. and 6:00 p.m., Mondays through Fridays (hereinafter referred to as the "Business Hours"), with Saturdays, Sundays and Building Holidays excluded, and then only when weather conditions, in the opinion of Landlord, require. As used herein, the term "Building Holidays" shall mean all holidays including, but not limited to: President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and the day after, Christmas Day and New Year's Day, as each of said holidays are celebrated in the State of New Jersey.

      27.3 (a) Throughout the Term, Landlord agrees that electrical energy to the Premises (not exceeding the present electrical capacity at the Premises), will be provided in the manner specified in Item M of the Basic Lease Provisions. Landlord shall not be liable in any way to Tenant for any loss, damage or expense which Tenant may sustain or incur as a result of any failure, defect or change in the quantity or character of electricity furnished to the Premises or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant's requirements or due to any cessation, diminution or interruption of the supply thereof. Tenant shall be responsible for the cost and expense of replacing all light bulbs, fluorescent bulbs, fluorescent lamps, non-building standard lamps and bulbs, and all ballasts used by Tenant in the Premises, plus a ten (10%) percent management fee.

         (b) Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (1) the Building standard lighting, and
(2) personal computers, electric typewriters, calculators, copying machines and other small office machines.

         (c) Tenant shall make no alteration to the existing electrical and gas equipment or connect any fixtures, appliances or equipment in addition to the equipment permitted in Article 21.3(b) above without the prior written consent of Landlord in each instance. Should landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand.

         (d) Landlord shall not be liable in the event of any interruption in the supply of electricity and gas, and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

       27.4 The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from performing any of its obligations hereunder and shall not give Tenant any claim against Landlord for damages for failure to furnish such service .

                                 ARTICLE XXVIII
                                 Additional Rent

      28.1 Tenant hereby covenants and agrees to pay as additional rent the amounts as set forth hereinbelow.

      28.2 Tenant's Proportionate Share of the total annual real estate taxes, assessments, (including special assessment), personal property tax, sewer rents, rates and charges (hereinafter referred to as the "Real Estate Taxes") which shall be levied, imposed or assessed upon the Real Property. Taxes are paid quarterly by the Landlord and appropriate billing will be submitted to the Tenant quarterly, setting forth the amount of the taxes paid or to be paid, at which time the Tenant will be required to pay said amount to the Landlord as additional rent hereunder.

      28.3 During the Term of this Lease, Tenant shall pay to Landlord its Proportionate Share of the Landlord's Operating Expenses.

      28.4 The "Landlord's Operating Costs" shall be the cost and expense of operating and maintaining the Building and the Real Property, including the Common Facilities, in a manner deemed by Landlord to be reasonable and appropriate and for the best interests of the Entire Premises, including, without limitation, all reasonable costs and reasonable expenses of operating, maintaining, managing, repairing, replacement, lighting, cleaning, painting, stripping, insuring, policing and securing (including the cost of uniforms, equipment and all employmant taxes), heating, ventilating and air-conditioning the Common Facilities or the Entire Premises as a whole; each and every expense incurred in connection with the ownership, administration, management, operation and maintenance of the Entire Premises, including, but not limited to, wages, salaries and fees paid to persons either employed by Landlord or engaged as independent contractors in the operation of the Entire Premises and such other typical items of expense as indicated below; operating and maintaining any sprinkler system serving the Entire Premises, as a whole or the Common Facilities; any electrical, gas, water and sewer costs and charges relating to the Common Facilities or the Entire Premises as a whole (except to the extent separately charged to Tenants); taxes, insurance, including liability insurance for personal injury, death and property damage, flood insurance (if required by mortgagee), insurance against fire, extended coverage and such other casualty insurance as Landlord shall deem appropriate, rental insurance, boiler and machinery insurance, insurance against liability for defamation (except to the extent separately charged to Tenants); plate glass insurance for glass exclusively serving the area in which the Common facilities are from time to time located or the Entire Premises as a whole: cleaning costs, including, but not limited to, window cleaning, general office cleaning, cleaning of common areas; service contracts, including but not limited to; contracts for elevator service, HVAC service, rubbish removal, carting, janitorial and watchman services and snow removal; costs of landscaping; cost of insurances fees and/or salaries of superintendents, engineers, custodians; towel service for common lavatories; removal of snow, ice and debris; regulation of traffic; costs and expenses of inspection and personal property taxes and other charges incurred in connection with such equipment; costs and expenses of replacement of paving, curbs, walkways, landscaping, drainage, pipes, ducts, conduits, lighting facilities and similar items; costs and expenses of repairing and other structural repairs relating to the Entire Premises; or if reimbursed to Landlord within the scope of fire or other casualty insurance coverage; costs and expense of planting, replanting and replacing flowers, shrubbery and planters; services, if any, furnished by Landlord for non-exclusive use of all Lessees on a non-profit basis, including parcel pick-up and delivery services and shuttle bus services. Provided, however, to the extent that any common areas such as waiting or reception areas are limited to some but not all Tenants, then only those Tenants to whom the common facility is limited shall share pro rata in accordance with the aforementioned formula. Landlord shall, in writing, designate those limited Common Facilities.

      28.5 The charges required hereunder shall be paid by Tenant in monthly installments with monthly installments of Annual Basic Rent in such amounts as are estimated by Landlord, together with such additional amounts and credits invoiced by Landlord as and when Landlord's Operating Costs for any accounting year of Landlord have been determined, within thirty (30) days of Landlord's statement therefor. Upon Tenant's reasonable notice, Landlord shall make available for Tenant's inspection, during normal business hours, Landlord's records relating to Landlord's Operating Costs for the period covered by any invoice. Failure of Landlord to provide the statement called for hereunder, within the time prescribed, shall not discharge Tenant from its obligation hereunder. In the event of any overpayment, such overpayment shall be refunded to Tenant. In the event Landlord or any mortgagee should require any particular Operating Cost to be escrowed, such escrow items shall be paid by Tenant.

                                  ARTICLE XXIX
                             Personal Property Taxes

      29.1 Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business and its use and occupancy of the Premises.

                                   ARTICLE XXX
                                Security Deposit

      30.1 Simultaneously with the execution hereof, Tenant has deposited with Landlord the sum as specified in Item F of the Basic Lease Provisions.

                                  ARTICLE XXXI
                             Use of Security Deposit

      31.1 In the event of a Default by Tenant in respect of any of the terms, covenants or conditions of this Lease, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent or any other sum as to which Tenant is in Default or for any sum which Landlord may expend or may be required to expand by reason of Tenant's Default in respect of any of the terms, covenants or conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and after delivery of possession of the Premises to Landlord. For all purposes hereunder, the security deposit shall be deemed additional rent.

      31.2 In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or Tenant, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposits and Tenant agrees to look to the new landlord solely for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                                  ARTXCLE XXXII
                             Definition of Landlord

      32.1 The Term "Landlord" as used in this Lease means only the owner for the time being of the Real Property and/or the Building or the owner of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and this Lease shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest.

      32.2 Landlord shall be under no personal liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to the equity of Landlord in Real Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, and obligations of this Lease shall in no event exceed the loss of its equity in the Real Property.

                                 ARTICLE XXXIII
                                     Notices

      33.1 Notices by either party to the other shall be in writing, sent via registered or certified mail, return receipt requested, postage prepaid and addressed to Landlord or Tenant at their respective addresses as specified in Items H(1) and H(2) of the Basic Lease Provisions, or to such other address as either party shall hereafter designate by notice as aforesaid. All notices properly addressed shall be deemed served three (3) business days after the date of mailing.

                                  ARTICLE XXXIV
                                      Signs

      34.1 No sign advertisement or notice shall be affixed to or placed upon any part of the Premises, the Building or the Real Property by the Tenant, except Tenant's entry door and the directory in the respective lobby. The size, design and color shall be as approved in advance in writing by Landlord, which approval shall not be unreasonably withheld or delayed.

                                  ARTICLE XXXV
                         Notice of Defects and Accidents

      35.1 Tenant shall give Landlord prompt notice in case of accident on the Premises involving Tenant, its servants, agents, employees, invitees or licensees in the Building or on the Real Property or of any defects in the Building.

                                  ARTICLE XXXVI
                              Rules and Regulations

      36.1 Tenant, on behalf of itself and its employees, agents, servants, invitees and licensees, agrees to comply with the Rules and Regulations attached hereto and incorporated by reference as Exhibit C with respect to the Real Property. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care and cleanliness of the Real Property and the Building, the preservation of good order therein and the general convenience of all the tenants and Tenant agrees to comply with such amended Rules and Regulations, after twenty (20) days' written notice thereof from Landlord.

                                 ARTICLE XXXVII
                                    Directory

      37.1 Landlord shall furnish and service in the lobby of the Building a tenant directory. Tenant, at its expense, may request from Landlord and pay for such reasonable and customary number of names that Tenant may from time to time request to be listed in such directory.

                                 ARTICLE XXXVIII
           Hazardous Materials and Compliance with Environmental Laws

      38.1 Tenant shall not cause or permit any hazardous or toxic substance, except as otherwise provided in this paragraph, material or waste which is or becomes regulated by any local governmental authority, of the United States Government ("Hazardous Material") to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises, the Building or the Real Property caused or permitted by Tenant results in contamination of the Premises, the Building, or the Real Property by Hazardous Material or otherwise occurs, for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building, or the Real Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building, or the Real Property, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorney's fees, consultant fees and expert fees] which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present including in the soil or ground water on or under the Building. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises, the Building, or the Real Property, caused or permitted by Tenant results in any contamination of the Premises, the Building, or the Real Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and/or the Building, and/or the Real Property to the condition existing prior to the introduction of any such Hazardous Material to the Premises and/or the Building and/or the Real Property; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Real Property. Notwithstanding anything to the contrary provided herein, Landlord's approval shall not be required for the lawful storage of materials regularly used in the ordinary course of Tenant's business; provided, however, upon request of the Landlord, Tenant shall provide Landlord with a list of materials being stored.

      38.2 Tenant shall, at Tenant's sole cost and expense, comply with the requirements of any Federal, state, county, municipal or other governmental law, ordinance, rule, regulation, requirement and/or directive pertaining to the environment (an "Environmental Law" or "Environmental Laws") including, but not limited to, the New Jersey Spill Compensation and Control Act (N.J.S.A. 58:10-23.11 ET SEQ.); the New Jersey Water Pollution Control Act (N.J.S.A. 58:
10A-1 ET SEQ.); the Worker and Community Right to Know Act (N.J.S.A. 34:5A-1 ET SEQ.); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 ET SEQ.); the comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C- Section 9601 ET SEQ.); and the industrial Site Recovery Act and the regulations promulgated thereunder ("ISRA"). ln this regard, Tenant shall, at Tenant's sole cost and expense, make all submissions to, provide all information to and comply with all requirements of any governmental authority. Should said governmental authority determine that action is necessary to clean up, remove and/or eliminate any spills or discharges by Tenant or dangerous or hazardous substances or wastes in and upon the Premises, the Building and/or the Real Property caused by Tenant or its agents, servants, employees, licensees, invitees and contractors and/or that a cleanup plan must be prepared and submitted, then and in that event, Tenant shall, at Tenant's sole cost and expense, take any and all action required and carry out any and all approved plans. Tenant's obligations pursuant to this section shall arise whenever required by any appropriate governmental agency, including, but not limited to, any closing, terminating or transferring of operations at the Premises.

      38.3 Tenant shall, at Tenant's sole cost and expense, comply with ISRA. Tenant shall, at Tenant's sole cost and expense, make all submissions to, provide any information to, and comply with all requirements of, the Bureau of Industrial Site Evaluation ("the Bureau") of the New Jersey Department of Environmental Protection ("NJDEP") applicable to its use of the Premises. Should the Bureau or any other division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises caused by Tenant or its agents, servants, employees, licensees, invitees and contractors which occur during the Term or any renewal thereof, as the case may be, then Tenant shall, at Tenant's sole cost and expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. Tenant's obligations under this
Article XXXVIII shall also arise if there is any closing, terminating or transferring of Tenant's operations at the Premises subject to ISRA, including without limitation, a sale, transfer or conveyance of the Premises by Tenant, an assignment or subletting by Tenant, or the vacation of the Premises by Tenant for any reason whatsoever. At no expense to Landlord, Tenant shall promptly provide all information within its personal knowledge requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and hold harmless Landlord from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes at the Premises which occur during the Term or any renewal thereof, as the case may be and which are caused by Tenant or its agents, servants, employees, licensees, invitees and contractors; and from all fines, suits, procedures, claims and actions of any kind arising out of tenant's failure to provide all information, make all submissions and take all actions required by the ISRA Bureau or any other division of NJDSP. Tenant's failure to abide by the terms of this Article XXXVIII shall be enforceable in a court of law and subject to all equitable remedies. Tenant's obligations hereunder shall survive the Expiration Date of this Lease.

                                  ARTICLE XXXIX
                                  Miscellaneous

      39.1 ENTIRE AGREEMENT. This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

      39.2 JURY TRIAL WAIVER. Landlord and Tenant do hereby waive trial by jury in action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

      39.3 FORCE MAJEURE. If, by reason of strike, labor troubles or other cause beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or any rule, order or regulation of any Governmental Authority, or conditions of supply and demand which are affected by war or other emergency, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply any service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall except as otherwise provided herein, in no way be affected, impaired or excused.

      39.4 BROKER. Landlord and Tenant represents that they have not dealt with any real estate brokers in connection with this Lease, other than as specified in Item G of the Basic Lease Provisions. Landlord and Tenant indemnify and hold each other harmless of and from any and all claims, liabilities, costs or damages Landlord may incur as a result of a breach of this representation.

      39.5 SEPARABILITY. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be effected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extend permitted by law.

      39.6 (a) INTERPRETATION. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

      (b) Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

      (c) All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural as the identity of Tenant requires.

      (d) This Lease shall be strictly construed neither against Landlord nor Tenant. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

      (e) If, and to the extent that, any of the provisions of any rider, addendum or amendment to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the rider, addendum or amendment, the provisions of the rider, addendum or amendment shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

      (f) Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

      (g) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

      (h) The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, Tenant, its successors and assigns except as otherwise provided herein.

      (i) This Lease shall be construed in accordance with the laws of the State of New Jersey, and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties and obligations of Landlord and Tenant hereunder and this Lease shall not otherwise provide that which said statutes prohibit.

      (j) Landlord has made no representations or provisos with respect to the Premises or the Real property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth in Exhibit B, attached hereto and incorporated by reference herein. Landlord shall have no obligation, except as set forth in Exhibit B, to do any work in and to the Premises to render the Premises ready for occupancy and use by Tenant.

      39.7 NO RECORDATION. Tenant shall not record this Lease or a memorandum hereof.

      39.8 NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

      39.9 AUTHORITY. Landlord and Tenant hereby covenant each for itself, that each has full right, power and authority to enter into this Lease upon the terms and conditions set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the jurisdiction in which the Building is located, that the corporation has full right and authority to enter this Lease, and that each of the persons signing on behalf of the corporation was authorized to do so.

      39.10 EXAMINATION OF LEASE. Submission of this Lease to Tenant to examination or signature by Tenant shall not constitute reservation of or option to lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on the day and year first hereinabove written.

WITNESS OR ATTEST:                       LANDLORD:
                                             RAD Data Communications,  Inc.

                                         By:
---------------------------                  ---------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------

WITNESS OR ATTEST:                       TENANT:
                                              RADVISION,  Inc.

                                         By:
---------------------------                  -----------------------------
                                         Name:
                                              ----------------------------
                                         Title:
                                               ---------------------------

                         CORPORATE TENANT ACKNOWLEDGMENT

STATE OF NEW JERSEY

                         SS.______________________

COUNTY OF BERGEN

On this ______, day of ______, 19___, before me personally came _________, to me known, who, being by me duly sworn, did depose and say that she/he resides in _______ City of__________ State of__________ that she/he is the__________ of
____________, the corporation ______________________________ described in and which executed the foregoing Lease, as Tenant; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like order.


                                        Notary Public


                        PARTNERSHIP TENANT ACKNOWLEDGMENT

STATE OF

                         SS.____________________

COUNTY OF

         On this _____day of _________19____, before me personally came _______, to me known, and known to me to be the individuals described in and who executed the foregoing Lease, as Tenant, and to me acknowledged that each is a partner in the firm of and that they each executed the same individually and as co-partners of said firm.


                                        Notary Public

                        INDIVIDUAL TENANT ACKNOWLEDGMENT

STATE OF

                         SS.

COUNTY OF

         On this day of ____, 19__, before me personally came ________ to me known, and known to me to be the individual described in and who executed the foregoing Lease, as Tenant, and she/he duly acknowledged to me that she/he executed the same.


                                           Notary Public

                                    EXHIBIT A

                                  THE PREMISES





                              [Diagram of Premises]

                                    EXHIBIT B

                         LANDLORD'S WORK IN THE PREMISES





                              [Diagram of premises]

                                    EXHIBIT C

                              RULES AND REGULATIONS

         1. Tenant shall not (a) obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, exit doorways, halls, stairways or elevators of the Building, or use the same in any way other than as a means of passage to and from the offices of Tenant; (b) bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; (c) make or permit any improper noises in the Building; (d) smoke in any elevator; throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls t or passageways, sit on or place anything upon the window sills; or (e) clean the windows.

         2. Water closets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

         3. The windows, doors, partitions and lights that reflect or admit light into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENT OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON, OR BEHIND ANY WINDOWS.

         4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, Venetian blind washing, furniture polishing, lamp servicing, cleaning or repair of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building without the prior written consent of Landlord.

         5. Tenant shall not employ any person or persons for the purpose of cleaning the Premises, without the prior written consent of Landlord and obtaining a Certificate of Insurance protecting Landlord and Landlord's Managing Agent, which shall not be unreasonably withheld or delayed, Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by janitors or any of its employees, or by any other person or any other cause.

         6. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors approved by Landlord. The number and location of telephones, telegraph instruments, electric appliances, call boxes, etc., shall be approved by Landlord. No tenant shall lay floor covering so that the same shall be in direct contact with the floor of the Premises; and if floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

         7. Tenant must submit to Landlord in writing a description of the weight, size and position of all safes and other bulky or heavy equipment and all freight which Tenant proposes to bring into the Building; and including the time of moving the same in and out of the Building. Tenant shall not bring such items into the Building until receiving Landlord's written consent. Once such Landlord consent is received, all such moving shall be done under the strict supervision of Landlord or Landlord' s property manager. Landlord will not be responsible for loss or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of Tenant. All safes shall stand on a base of such size as shall be designated by Landlord. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations of the Lease of which these Rules and Regulations are a part.

         8. No machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense, in settings sufficient (including proper floor load), in Landlord's judgement, to absorb and prevent vibration, noise and annoyance to other tenants.

         9. No additional lock or locks shall be placed by Tenant on any door in the Building, without the prior written consent of Landlord. Two keys will initially be furnished to Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any lock. All keys to doors and washrooms shall be returned to Landlord on or before the Expiration Date or earlier termination of this Lease, and, in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

         10. No bicycles, vehicles (except wheelchairs) or animals of any kind shall be brought into or kept in or about the Premises.

         11. The requirements of Tenant will be attended to only upon application at the office of Landlord or Landlord's property manager. Employees of Landlord or Landlord's property manager shall not perform any work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

         12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein is prohibited.

         13. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises.

         14. Tenant will be entitled to access to the Building by master key during non-business or overtime hours; it shall be Tenant's responsibility to secure the Premises at the nonbusiness hours when Tenant enters or leaves the Building.

         15. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. All blinds must be of a quality, type, design, and color, and attached in a manner approved by Landlord.

         16. Canvassing, soliciting and peddling on the Real Property or in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         17. There shall not be used in the Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipped with rubber tires and side guards.

         18. Each tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors closed and locked.

         19. No animals of any kind shall be allowed in the Building except for lead dogs.

         20. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         21. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved for Landlord's purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, for Landlord or anyone Landlord might designate, except that Tenant may use the name as its business address and for no other purpose; (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing; (c) the right to install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the right to limit the space on the directory of the Building allotted to Tenant; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

         22. Tenant shall have the non-exclusive right to use in common with Landlord and other tenants of the Building and their employees and invitees the unassigned parking areas provided by Landlord for the parking of passenger automobiles. Landlord may issue parking permits, install a gate system, and impose any other system as Landlord deems necessary for the use of the parking area. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such rules and regulations for use of the perking area as Landlord may from time to time prescribe. Landlord shall not be responsible for any damage to or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Landlord reserves the right to change any existing or future parking area, roads or driveways, and may make any repairs or alterations it deems necessary to the parking area, roads and driveways end to temporarily revoke or modify the parking rights granted to Tenant hereunder. The persistent or frequent violation of this right by Tenant, its employees and invitees, which continues after written notice from the Landlord shall be deemed a default by Tenant under the terms of this Lease and shall also subject Tenant to a revocation by Landlord of Tenant's right to use any parking spaces.

         23. Tenant shall not use the Premises or permit the Premises to be used for the sale of food or beverages.

         24. Tenant, its employees and agents, hereby agree to abide by reasonable rules and regulations of which Tenant shall be notified in writing pertaining to the use of the Building as may be hereafter promulgated from time to time by Landlord.

May 12, 1997

RADVision, Inc.
575 Corporate Drive
Mahwah, NJ 07430

RE:    575 Corporate Drive
       Mahwah, NJ 07430


Dear Sirs:

As of this date, RAD Data Communications, Inc. ("Landlord") and RADVision, Inc. ("Tenant") have entered into a Lease Agreement, relating to space in the premises known as 575 Corporate Drive, Mahwah, New Jersey, (the "Property"). Notwithstanding the specific terms of said Lease Agreement, as a further consideration for each of us entering into said Lease Agreement, it is agreed that for such period of time as Landlord owns the premises, the basic rent payable by Tenant shall be $8.50 per square foot per annum. In the event at any time the Property should be sold by Landlord, it is agreed that the basic rent shall revert to the rental set forth in the Lease Agreement, which is initially $10.00 per square foot.

Please indicate your acceptance of the above by signing this letter agreement in the space indicated.

Very truly yours,

/s/PAUL L. SWEENEY
Paul L. Sweeney
Controller
RAD Data Communications, Inc.

Agreed to and accepted this 30th day of May, 1997.

RADVision, Inc.


By:
   ------------------------------

                          SECOND MODIFICATION OF LEASE

THIS AGREEMENT, made this 16th day of March, 1998, by and between RAD DATA COMMUNICATIONS, INC., as Landlord, and RADVISION, INC., as Tenant.

                                   WITNESSETH:

        WHEREAS, the Landlord and Tenant heretofore entered into a Lease Agreement on May 12, 1997, covering approximately 2,148 square feet of office space in Lobby 4 of the premises located at 575 Corporate Drive, Mahwah, New Jersey (the "Lease Agreement"); and

        WHEREAS, the Landlord and Tenant heretofore entered in a Modification of Lease dated September 10, 1997 (the "Modification of Lease"), by which Tenant agreed to lease an additional 688.5 square feet in the Building (as defined in the Lease Agreement) on the terms and conditions set forth therein; and

        WHEREAS, the term of the Lease Agreement commenced on May 12, 1997 and will expire on May 11, 2002; and

        WHEREAS, the parties desire that Tenant shall rent from Landlord an additional 506 square feet in the Building (as defined in the Lease Agreement), which space is adjacent to the Premises (as defined in the Lease Agreement), under the terms and conditions hereinafter set forth.

        NOW, THEREFORE, the parties hereto agree as follows:

       1. All defined terms in the Lease Agreement shall have the same meaning in this Modification of Lease as though set forth herein in full.

       2. The Premises shall be amended to consist of approximately 3,342.5 rentable square feet, as shown on the Floor Plan attached to this Second Modification of Lease as Exhibit "A".

       3. The Annual Base Rent shall be $33,425.00 Net, which shall be made in Monthly Installments of Base Rent of $2,785.42 Net plus Tenant Utilities and other pass throughs as set forth in the Lease Agreement.

       4. Tenant's Proportionate Share, as set forth in paragraph E of the Lease Agreement, shall be amended to be 2.312%.

       5. The number of parking spaces set forth in paragraph "L" of the Lease Agreement shall be amended to be Fourteen (14) Parking Spaces.

       6. The percentage as set forth in paragraph "M" of the Lease Agreement shall be amended to read 2.312% in all places.

       7. The per annum figure for Tenant Electric and Gas set forth in paragraph "M" of the Lease Agreement shall be amended to be $4,178.13.

       8. The Effective Date of all changes set forth in this Second Modification of Lease shall be as of March 16, 1998. The Expiration Date of May 11, 2002 set forth in the Lease Agreement shall remain unchanged.

       9. Except for the foregoing terms, conditions and amendments, this Second Modification of Lease shall be on the same terms, covenants and provisions of the Lease Agreement and the Modification of Lease which are now in effect and which are incorporated herein by reference thereof as if set forth herein at length.


       IN WITNESS WHEREOF, said parties have hereunto set their hands and seals this 16th day of March, 1998.


WITNESS:                                  RAD DATA Communications, Inc.
                                            Landlord


                                          By:
--------------------------                   ----------------------------------

WITNESS:                                  RADVISION, Inc.
                                               Tenant


                                          By:
--------------------------                   ----------------------------------

March 16, 1998


RADVision, Inc.
575 Corporate Drive
Mahwah, NJ 07430

RE:    575 Corporate Drive
       Mahwah, NJ 07430

Dear Sirs:

As of this date, RAD Data Communications, Inc. ("Landlord") and RADVision, Inc. ("Tenant") have entered into a Second Lease Modification, relating to space in the premises known as 575 Corporate Drive, Mahwah, New Jersey, (the "Property"). Notwithstanding the specific terms of said Lease Modification, as a further consideration for each of us entering into said Lease Modification, it is agreed that for such period of time as Landlord owns the premises, the basic rent payable by Tenant shall be $8.50 per square foot per annum ($28,411.25/year, $2,367.61/month) plus an additional monthly charge of $180.46 which commenced on November 16, 1997. The latter charge represents the $9,925 cost of renovations amortized over the remaining 55 months of the lease. In the event at any time the Property should be sold by Landlord, it is agreed that the basic rent shall revert to the rental set forth in the Lease Modification, which is initially $10.00 per square foot.

Please indicate your acceptance of the above by signing this letter agreement in the space indicated.

Very truly yours,


Controller
RAD Data Communications, Inc.

Agreed to and accepted this 16th day of March, 1998.

RADVision, Inc.


By:
   ------------------------------

                           THIRD MODIFICATION OF LEASE

THIS AGREEMENT, made this 25th day of January, 1999, by and between RAD DATA COMMUNICATIONS, INC., as Landlord, and RADVISION, INC., as Tenant.

                                   WITNESSETH:

         WHEREAS, the Landlord and Tenant heretofore entered into a Lease Agreement on May 12, 1997, covering approximately 2,148 square feet of office space in Lobby 4 of the premises located at 575 Corporate Drive, Mahwah, New Jersey (the "Lease Agreement"); and

         WHEREAS, the Landlord and Tenant heretofore entered into a Modification of Lease dated September 10, 1997, (the "Modification of Lease"), by which Tenant agreed to lease an additional 688.5 square feet in the Building (as defined in the Lease Agreement) on the terms and conditions set forth therein; and

         WHEREAS, the Landlord and Tenant heretofore entered into a Second Modification of Lease dated March 16, 1998, (the "Second Modification of Lease"), by which Tenant agreed to lease an additional 506 square feet in the Building (as defined in the Lease Agreement) on the terms and conditions set forth therein; and

         WHEREAS, the term of the Lease Agreement commenced on May 12, 1997 and will expire on May 11, 2002; and

         WHEREAS, the parties desire that Tenant shall be released from renting the 506 square feet in the Building covered by the Second Modification of Lease and desire that Tenant shall rent from Landlord an additional 5,630 square feet in the Building, which space is adjacent to the Premises (as defined in the Lease Agreement), under the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. All defined terms in the Lease Agreement shall have the same meaning in this Third Modification of Lease as though set forth herein in full.

         2. All of the terms and conditions of the Second Modification of Lease relating to the additional 506 square feet in the Building referred to therein are hereby deemed terminated and of no further force and effect. The parties understand that the Tenant will no longer be renting from Landlord the said additional 506 square feet referred to in the Second Modification of Lease. This termination shall be effective as of February 23, 1999.

         3. The Premises shall be amended to comprise the approximately 2,836.5 rentable square feet referred to in the Modification of Lease (hereinafter referred to as the "Existing Leased Space") plus the approximately 5,630 rentable square feet, as shown on the floor plan attached to this Third Modification of Lease as Exhibit "A," (hereinafter referred to as the "New Leased Space).

         4. The Annual Base Rent for the Existing Leased Space shall remain $28,365.00 Net, which shall be made in Monthly Installments of Base Rent of $2,363.75 Net plus Tenant Utilities and other pass throughs as set forth in the Lease Agreement. In addition, Tenant shall continue to pay to Landlord as Additional Rent the amount of $180.46 per month for the Term, which represents reimbursement to Landlord for construction costs toward the preparation of the Existing Leased Space in the total amount of $9,925.00.

         5. The Base Rent for the New Leased Space shall be a total of $195,565.19 payable as follows:

                  a. Monthly payments in the amount of $2,345.84 covering the period from February 1, 1999 through July 31, 1999;

                  b. Monthly payments in the amount of $4,691.68 covering the period from August 1, 1999 through December 31, 1999;

                  c. Monthly payments in the amount of $5,568.87 covering the period from January 1, 2000 through April 30, 2002, with a payment of $2,103.39 on May 1, 2002.

         6. Tenant's Proportionate Share, as set forth in paragraph E of the Lease Agreement, shall be amended to be 5.86%.

         7. The number of parking spaces set forth in paragraph "L" of the Lease Agreement shall be amended to be Thirty-Three (33) Parking Spaces.

         8. The percentage as set forth in paragraph "M" of the Lease Agreement shall be amended to read 5.86% in all places.

         9. The per annum figure for Tenant Electric and Gas for the Existing Leased Space set forth in paragraph "M" of the Lease Agreement shall be amended to be $3,545.63. Tenant Electric and Gas expense for the New Leased Space is metered separately and shall be paid directly by Tenant.

         10. The Effective Date of all changes set forth in this Third Modification of Lease shall be as of February 1, 1999. The Expiration Date of May 11, 2002 set forth in the Lease Agreement shall remain unchanged.

         11. As to the New Leased Space, Landlord agrees to construct a doorway connection between the Existing Leased Space and the New Leased Space and to paint and clean the carpets in the New Leased Space.

         12. Except for the foregoing terms, conditions and amendments, this Third Modification of Lease shall be on the same terms, covenants and provisions of the Lease Agreement and the Modification of Lease which are now in effect and which are incorporated herein by reference thereto as if set forth herein at length.

         IN WITNESS WHEREOF, said parties have hereunto set their hands and seals this 25th day of January, 1999.



WITNESS:                                 RAD Data Communications, Inc.
                                                   Landlord


                                         By:
-------------------------                   ----------------------------------


WITNESS:                                 RADVISION, Inc.
                                                  Tenant


                                         By:
-------------------------                   ----------------------------------

                          FOURTH MODIFICATION OF LEASE

THIS AGREEMENT, made this 1st day of August, 1999, by and between RAD DATA COMMUNICATIONS, INC., as Landlord, and RADVISION, INC., as Tenant.

                                   WITNESSETH:

         WHEREAS, the Landlord and Tenant heretofore entered into a Lease Agreement on May 12, 1997, covering approximately 2,148 square feet of office space in Lobby 4 of the premises located at 575 Corporate Drive, Mahwah, New Jersey (the "Lease Agreement"); and

         WHEREAS, the Landlord and Tenant heretofore entered in a Modification of Lease dated September 10, 1997, (the "Modification of Lease"), by which Tenant agreed to lease an additional 688.5 square feet in the Building (as defined in the Lease Agreement) on the terms and conditions set forth therein; and

         WHEREAS, the Landlord and Tenant heretofore entered into a Second Modification of Lease dated March 16, 1998, (the "Second Modification of Lease"), by which Tenant agreed to lease an additional 506 square feet in the Building (as defined in the Lease Agreement) on the terms and conditions set forth therein; and

         WHEREAS, the Landlord and Tenant heretofore entered into a Third Modification of Lease dated January 25, 1999, (the "Third Modification of Lease"), by which Tenant agreed to terminate the Second Modification of Lease, such that Tenant would no longer be renting from Landlord the additional 506 square feet referred to in the Second Modification of Lease, on the terms and conditions set forth therein; and

         WHEREAS, the term of the Lease Agreement commenced on May 12, 1997 and will expire on May 11, 2002; and

         WHEREAS, the parties desire that Tenant shall rent from Landlord an additional 506 square feet in the Building (as defined in the Lease Agreement), which space is adjacent to the Premises (as defined in the Lease Agreement), under the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. All defined terms in the Lease Agreement shall have the same meaning in this Fourth Modification of Lease as though set forth herein in full.

         2. The Premises shall be amended to include an additional approximately 506 rentable square feet, as shown on the Floor Plan attached to this Fourth Modification of Lease as Exhibit "A" (hereinafter referred to as the "Additional Leased Space").

         3. The Annual Base Rent for the Additional Leased Space shall be $5,060.00 Net which shall be made in monthly installments of $421.67 Net plus Tenant Utilities and other pass through as set forth in the Lease Agreement.

         4. Tenant's Proportionate Share as set forth in paragraph "E" of the Lease Agreement shall be amended to read 6.21%, which reflects the addition of .35% as a result of the Additional Leased Space.

         5. The percentage as set forth in paragraph "M" of the Lease Agreement shall be amended to read 6.21% in all places, which reflects the addition of .35% as a result of the Additional Leased Space.

         6. The per annum figure for Tenant Electric and Gas set forth in paragraph "M" of the Lease Agreement shall be amended to be $4,178.13. Tenant Electric and Gas expense for the New Leased Space (as referred to in the Third Modification of Lease) is metered separately and shall be paid directly by Tenant.

         7. The Effective Date of all changes set forth in this Fourth Modification of Lease shall be as of August 1, 1999. The Expiration Date of May 11, 2002 set forth in the Lease Agreement shall remain unchanged.

         8. Except for the foregoing terms, conditions and amendments, this Fourth Modification of Lease shall be on the same terms, covenants and provisions of the Lease Agreement and the Modification of Lease which are now in effect and which are incorporated herein by reference thereto as if set forth herein at length.

         IN WITNESS WHEREOF, said parties have hereunto set their hands and seals this 1st day of August, 1999.

WITNESS:                                   RAD Data Communications, Inc.
                                           Landlord


                                           By:
------------------------                      ----------------------------------


WITNESS:                                   RADVISION, Inc.
                                           Tenant


                                           By:
------------------------                      ----------------------------------


                                       3